UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2023

TETRA Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13455	74-2148293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24955 Interstate 45 North
The Woodlands, Texas		77380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 367-1983

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTI	New York Stock Exchange
Preferred Share Purchase Right	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 26, 2023, the Arkansas Oil and Gas Commission (the “AOGC”) held a public hearing and unanimously approved the application filed by TETRA Technologies, Inc., a Delaware corporation ("TETRA" or the "Company"), to establish a brine production unit (“Brine Unit”) in the Smackover Formation in Southwest Arkansas for the potential production of bromine and lithium from brine produced from the Brine Unit. Pending issuance of the AOGC’s formal order with respect to the Brine Unit, all unleased parties within the Brine Unit will have a 60-day statutory election period to elect whether or not to participate and share in costs of development of the Brine Unit. The Brine Unit will cover approximately 6,138 acres combining brine acreage leased by each of the Company and Saltwerx LLC, an indirect wholly owned subsidiary of a Fortune 500 company (“Saltwerx”), for development. Under Arkansas law, while bromine can be commercially extracted, the AOGC will need to establish the applicable lithium royalty before the Company can commercially produce lithium from the Brine Unit. As further described in the Memorandum of Understanding ("MOU") between TETRA and Saltwerx, dated June 19, 2023, TETRA and Saltwerx will work together to negotiate operating, joint venture and/or joint development agreements relating to the development of the Brine Unit. Additional information regarding the MOU may be found in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 23, 2023, and a copy of the MOU with certain confidential information redacted was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the SEC on July 31, 2023.

The foregoing summary should be read together with the entire MOU and is qualified in its entirety by reference to the MOU. Further, only certain terms of the MOU are binding on the parties, and there can be no assurance that the parties will successfully negotiate one or more definitive agreements relating to the proposed development. The MOU and the transactions contemplated thereby are subject to a customary confidentiality agreement previously executed between the parties.

Forward-Looking Statements

This Current Report includes certain statements that may be deemed to be forward-looking statements. Generally, the use of words such as "may," “will,” "see," "expectation," "expect," "intend," "estimate," "projects," "anticipate," "believe," "assume," "could," "should," "plans," "targets" or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the ability of the parties to successfully negotiate one or more definitive agreements, the future relationship between the parties, and the ability to successfully and economically produce lithium and bromine from the Brine Unit. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the SEC. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to update or revise any forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

Date:	October 2, 2023	By:	/s/ Brady M. Murphy
President and Chief Executive Officer